Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYST:
	Kevin Heine	Andy Clark
	(212) 635-1590	(212) 635-1803

BNY MELLON REPORTS FIRST QUARTER EARNINGS OF $619 MILLION OR $0.52 PER SHARE

•	RECORD LEVELS OF:

•	ASSETS UNDER MANAGEMENT OF $1.3 TRILLION, +6% YEAR-OVER-YEAR

•	ASSETS UNDER CUSTODY/ADMINISTRATION OF $26.6 TRILLION, +4% YEAR-OVER-YEAR

•	NET INTEREST REVENUE +10% YEAR-OVER-YEAR

•	RETURN ON TANGIBLE COMMON EQUITY 21%

•	REPURCHASED 17.3 MILLION SHARES FOR $371 MILLION IN FIRST QUARTER 2012

•	ESTIMATED BASEL III TIER 1 COMMON EQUITY RATIO 7.6%, +150 BASIS POINTS YEAR-OVER-YEAR

NEW YORK, April 18, 2012 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE:BK) today reported first quarter net income applicable to common shareholders of $619 million, or $0.52 per common share, compared with $625 million, or $0.50 per common share, in the first quarter of 2011 and $505 million, or $0.42 per common share, in the fourth quarter of 2011.

“We enjoyed solid sequential growth in investment management and services fees, as we benefited from new business wins and improved equity values. We are seeing the early results of our operational excellence initiatives as we generated significant positive operating leverage relative to the fourth quarter,” said Gerald L. Hassell, chairman, president and chief executive officer of BNY Mellon.

“We are pleased with our performance on the recent regulatory stress test. The results reflect the strength of our business model, the excellent quality of our balance sheet and our continuing ability to return capital to our shareholders while maintaining a very strong capital position,” added Mr. Hassell.

Note: See “Supplemental information” on pages 9 through 12 for the calculation of the Non-GAAP measures of the return on tangible common equity and the estimated Basel III Tier 1 common equity ratio.

First Quarter Results – Unless otherwise noted, all comments begin with the results of the first quarter of 2012 and are compared to the first quarter of 2011. Sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for a detailed review of our businesses. Unless otherwise noted, the results for 2011 include the impact of Shareowner Services.

Total revenue

Reconciliation of total revenue				1Q12 vs.
(dollars in millions)	1Q12	4Q11	1Q11	1Q11	4Q11
Fee and other revenue	$2,838	$2,765	$2,838	—%	3%
Income (loss) of consolidated investment management funds	43	(5)	110
Net interest revenue	765	780	698	10%	(2)%

Total revenue – GAAP	$3,646	$3,540	$3,646	—%	3%
Less: Net income (loss) attributable to noncontrolling interests related to consolidated investment management funds	11	(28)	44
Fee and other revenue related to Shareowner Services (a)	—	142	62

Total revenue excluding fee and other revenue related to Shareowner Services – Non-GAAP	$3,635	$3,426	$3,540	3%	6%

(a)	The Shareowner Services business was sold on Dec. 31, 2011. Results in the fourth quarter of 2011 include a $98 million pre-tax gain on the sale.

•

Assets under custody and administration amounted to a record $26.6 trillion at March 31, 2012, an increase of 4% compared with the prior year and 3% sequentially. The increases were driven by net new business and higher market values. Assets under management, excluding securities lending assets, amounted to a record $1.3 trillion at March 31, 2012. This represents an increase of 6% compared with the prior year and 4% sequentially. The year-over-year increase primarily reflects net new business and higher market values. On a sequential basis, the increase resulted from higher market values. Long-term inflows totaled $7 billion and short-term outflows totaled $9 billion. Long-term inflows benefited from fixed income and active equity assets.

•

Investment services fees totaled $1.6 billion, a decrease of 4% year-over-year and an increase of 3% sequentially. The year-over-year decrease was primarily driven by the impact of the sale of the Shareowner Services business in the fourth quarter of 2011, partially offset by higher Asset Servicing and Clearing services fees. Sequentially, the increase resulted from improved market values, higher volumes and net new business, partially offset by the impact of the sale of the Shareowner Services business.

•

Investment management and performance fees were $745 million, a decrease of 2% year-over-year and an increase of 2% sequentially. The year-over-year decrease was driven by higher money market fee waivers, partially offset by net new business. Sequentially, the increase primarily resulted from higher market values, lower money market fee waivers and net new business, partially offset by seasonally lower performance fees.

•

Foreign exchange and other trading revenue totaled $191 million compared with $198 million in the first quarter of 2011 and $228 million in the fourth quarter of 2011. In the first quarter of 2012, foreign exchange revenue totaled $136 million, a decrease of 21% year-over-year and 26% sequentially. The year-over-year decrease reflects lower volumes and volatility, while sequentially, volumes were unchanged and volatility decreased 20%. Other trading revenue was $55 million in the first quarter of 2012 compared with $25 million in the first quarter of 2011 and $45 million in the fourth quarter of 2011. Both increases were primarily driven by higher fixed income trading.

•

Investment and other income totaled $139 million compared with $81 million in the first quarter of 2011 and $146 million in the fourth quarter of 2011. The year-over-year increase primarily resulted from higher leasing and seed capital gains. Sequentially, the decline primarily resulted from the $98 million pre-tax gain on the sale of the Shareowner Services business recorded in the fourth quarter of 2011, partially offset by higher leasing and seed capital gains in the first quarter of 2012.

•

Net interest revenue and the net interest margin (FTE) were $765 million and 1.32% compared with $698 million and 1.49% in the first quarter of 2011 and $780 million and 1.27% in the fourth quarter of 2011. The year-over-year increase in net interest revenue of 10% was primarily driven by higher average client deposits, increased investment in high quality investment securities and higher loan levels, partially offset by narrower spreads and lower accretion. The sequential decrease in net interest revenue was primarily driven by lower average client deposits and lower accretion, partially offset by increased investments in high quality investment securities. Average noninterest-bearing client deposits increased $28 billion, or 73%, compared with the first quarter of 2011 and decreased $10 billion, or 13%, compared with the fourth quarter of 2011.

The year-over-year decrease in the net interest margin (FTE) was primarily driven by increased client deposits nearly half of which were invested in liquid, lower-yielding assets. The sequential increase in the net interest margin (FTE) reflects increased investments in high quality investment securities and a decrease in lower yielding interest-bearing deposits with banks.

The provision for credit losses was $5 million in the first quarter of 2012 compared with $23 million in the fourth quarter of 2011 and no provision in the first quarter of 2011.

Total noninterest expense

Reconciliation of noninterest expense				1Q12 vs.
(dollars in millions)	1Q12	4Q11	1Q11	1Q11	4Q11
Noninterest expense – GAAP	$2,756	$2,828	$2,697	2%	(3)%
Less: Amortization of intangible assets	96	106	108
Restructuring charges	(9)	107	(6)
M&I expenses	18	32	17
Noninterest expense related to Shareowner Services (a)	—	46	46

Total noninterest expense excluding amortization of intangible assets, restructuring charges, M&I expenses, and direct expense related to Shareowner Services – Non-GAAP	$2,651	$2,537	$2,532	5%	4%

(a)	Reflects direct expenses related to the Shareowner Services business sold on Dec. 31, 2011.

•

Total noninterest expense excluding amortization of intangible assets, restructuring charges, merger and integration (“M&I”) expenses and direct expense related to Shareowner Services – Non-GAAP increased 5% compared with the prior year period and 4% sequentially. Both increases primarily reflect higher litigation and legal expenses, as well as higher incentive expense due to the vesting of long-term stock awards for retirement eligible employees and higher pension expense. Sequentially, we are beginning to realize the results of our operational excellence initiatives as business development, professional and other purchased services, compensation, net occupancy and software and equipment expenses decreased.

The effective tax rate was 28.7% in the first quarter of 2012, compared with 29.3% in the first quarter of 2011 and 30.6% in the fourth quarter of 2011.

The unrealized pre-tax gain on our total investment securities portfolio was $1.2 billion at March 31, 2012 compared with $793 million at Dec. 31, 2011. The increase in the valuation of the investment securities portfolio was driven by higher asset-backed securities prices.

Capital ratios	March 31, 2012 (a)	Dec. 31, 2011	March 31, 2011
Estimated Basel III Tier 1 common equity ratio – Non-GAAP (b)(c)	7.6%	7.1%	6.1%
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c)	13.9	13.4	12.4
Basel I Tier 1 capital ratio	15.6	15.0	14.0
Basel I Total (Tier 1 plus Tier 2) capital ratio	17.5	17.0	16.8
Basel I leverage capital ratio	5.6	5.2	6.1
BNY Mellon shareholders’ equity to total assets ratio (c)	11.3	10.3	12.5
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.5	6.4	5.9

(a)	Preliminary.
(b)	Our estimated Basel III Tier 1 common equity ratio – Non-GAAP reflects our current interpretation of the Basel III rules. Our estimated Basel III Tier 1 common equity ratio could change in the future as the U.S. regulatory agencies implement Basel III or if our businesses change.
(c)	See “Supplemental information” beginning on page 9 for a calculation of these ratios.

We generated $680 million of gross Basel I Tier 1 common equity in the first quarter of 2012.

Our estimated Basel III Tier 1 common equity ratio – Non-GAAP was 7.6% at March 31, 2012 compared with 7.1% at Dec. 31, 2011 and 6.1% at March 31, 2011. The sequential improvement in the ratio was driven by an increase in the value of our investment securities portfolio, earnings retention and lower risk-weighted assets, partially offset by share repurchases.

Quarterly dividend – On April 18, 2012, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.13 per common share. This cash dividend is payable on May 8, 2012 to shareholders of record as of the close of business on April 30, 2012.

BNY Mellon is a global financial services company focused on helping clients manage and service their financial assets, operating in 36 countries and serving more than 100 markets. BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, offering superior investment management and investment services through a worldwide client-focused team. It has $26.6 trillion in assets under custody and administration and $1.3 trillion in assets under management, services $11.9 trillion in outstanding debt and processes global payments averaging $1.4 trillion per day. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available on www.bnymellon.com or follow us on Twitter@BNYMellon.

Supplemental Financial Information

The Quarterly Earnings Review and Supplemental Financial Trends for The Bank of New York Mellon Corporation have been updated through March 31, 2012 and are available at www.bnymellon.com (Investor Relations – Financial Reports).

Conference Call Data

Gerald L. Hassell, chairman, president and chief executive officer and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on April 18, 2012. This conference call and audio webcast will include forward-looking statements and may include other material information.

Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (773) 799-3611 (international), and using the passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and Supplemental Financial Trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on April 18, 2012. Replays of the conference call and audio webcast will be available beginning April 18, 2012 at approximately 2 p.m. EDT through Wednesday, May 2, 2012 by dialing (888) 554-3823 (U.S.) or (203) 369-3738 (international). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

	Quarter ended
(dollars in millions, except per common share amounts and unless otherwise noted)	March 31, 2012	Dec. 31, 2011	March 31, 2011

Return on common equity (annualized) (a)	7.4%	5.9%	7.7%
Non-GAAP adjusted (a)	8.2	7.7	8.6

Return on tangible common equity (annualized) – Non-GAAP (a)	21.0%	17.7%	24.3%
Non-GAAP adjusted (a)	21.2	20.4	24.4

Fee revenue as a percentage of total revenue excluding net securities gains (losses)	78%	78%	78%

Annualized fee revenue per employee (based on average headcount) (in thousands)	$233	$223	$238

Percentage of non-U.S. revenue (b)	37%	34%	37%

Pre-tax operating margin (a)	24%	19%	26%
Non-GAAP adjusted (a)	27%	27%	28%

Net interest margin (FTE)	1.32%	1.27%	1.49%

Selected average balances
Interest-earning assets	$236,331	$247,724	$190,179
Assets of operations	$289,900	$304,235	$243,356
Total assets	$301,344	$316,074	$257,698
Interest-bearing deposits	$125,438	$130,343	$116,515
Noninterest-bearing deposits	$66,613	$76,309	$38,616
Total The Bank of New York Mellon Corporation shareholders’ equity	$33,718	$33,761	$32,827

Average common shares and equivalents outstanding (in thousands):
Basic	1,193,931	1,204,994	1,234,076
Diluted	1,195,558	1,205,586	1,238,284

Period-end data
Market value of assets under management (in billions)	$1,308	$1,260	$1,229
Market value of assets under custody and administration (in trillions)	$26.6	$25.8	$25.5
Market value of cross-border assets (in trillions)	$10.4	$9.7	$9.9
Market value of securities on loan (in billions) (c)	$265	$269	$278

Full-time employees	47,800	48,700	48,400

Book value per common share – GAAP (a)	$28.51	$27.62	$26.78
Tangible book value per common share – Non-GAAP (a)	$11.17	$10.57	$9.67
Cash dividends per common share	$0.13	$0.13	$0.09
Common dividend payout ratio	25%	31%	18%
Closing common stock price per common share	$24.13	$19.91	$29.87
Market capitalization	$28,780	$24,085	$37,090

(a)	See “Supplemental information” beginning on page 9 for a calculation of these ratios.
(b)	Includes fee revenue, net interest revenue and income (loss) of consolidated investment management funds, net of net income (loss) attributable to noncontrolling interests.
(c)	Represents the securities on loan managed by the Investment Services business.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended
(dollars in millions)	March 31, 2012	Dec. 31, 2011	March 31, 2011
Fee and other revenue
Investment services fees:
Asset servicing	$943	$885	$917
Issuer services	251	287	351
Clearing services	303	278	292
Treasury services	136	134	134

Total investment services fees	1,633	1,584	1,694
Investment management and performance fees	745	730	764
Foreign exchange and other trading revenue	191	228	198
Distribution and servicing	46	42	53
Financing-related fees	44	38	43
Investment and other income	139	146	81

Total fee revenue	2,798	2,768	2,833
Net securities gains (losses)	40	(3)	5

Total fee and other revenue	2,838	2,765	2,838
Operations of consolidated investment management funds
Investment income	153	108	222
Interest of investment management fund note holders	110	113	112

Income (loss) from consolidated investment management funds	43	(5)	110
Net interest revenue
Interest revenue	912	925	848
Interest expense	147	145	150

Net interest revenue	765	780	698
Provision for credit losses	5	23	—

Net interest revenue after provision for credit losses	760	757	698
Noninterest expense
Staff	1,453	1,382	1,424
Professional, legal and other purchased services	299	322	283
Software and equipment	205	213	206
Net occupancy	147	159	153
Distribution and servicing	101	96	111
Sub-custodian	70	62	68
Business development	56	75	56
Other	320	274	277

Subtotal	2,651	2,583	2,578
Amortization of intangible assets	96	106	108
Restructuring charges	(9)	107	(6)
Merger and integration expenses	18	32	17

Total noninterest expense	2,756	2,828	2,697
Income
Income before income taxes	885	689	949
Provision for income taxes	254	211	279

Net income	631	478	670
Net (income) loss attributable to noncontrolling interests (includes $(11), $28 and $(44) related to consolidated investment management funds)	(12)	27	(45)

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$619	$505	$625

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement – continued

Reconciliation of net income to the net income applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended
	March 31,	Dec. 31,	March 31,
(dollars in millions)	2012	2011	2011
Net income	$631	$478	$670
Net (income) loss attributable to noncontrolling interests	(12)	27	(45)

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	619	505	625
Less: Earnings allocated to participating securities	8	6	6
Change in the excess of redeemable value over the fair value of noncontrolling interests	(6)	(1)	6

Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per share	$617	$500	$613

Earnings per common share applicable to the common shareholders of The Bank of New York Mellon Corporation (a)	Quarter ended
	March 31,	Dec. 31,	March 31,
(in dollars)	2012	2011	2011
Basic	$0.52	$0.42	$0.50
Diluted	$0.52	$0.42	$0.50

(a)	Basic and diluted earnings per share under the two-class method are determined on the net income reported on the income statement less earnings allocated to participating securities and the change in the excess of redeemable value over the fair value of noncontrolling interests.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation.

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollars in millions, except per share amounts)	March 31, 2012	Dec. 31, 2011
Assets
Cash and due from:
Banks	$4,333	$4,175
Interest-bearing deposits with the Federal Reserve and other central banks	62,030	90,243
Interest-bearing deposits with banks	34,854	36,321
Federal funds sold and securities purchased under resale agreements	5,437	4,510
Securities:
Held-to-maturity (fair value of $4,849 and $3,540)	4,819	3,521
Available-for-sale	83,374	78,467

Total securities	88,193	81,988
Trading assets	6,250	7,861
Loans	43,028	43,979
Allowance for loan losses	(386)	(394)

Net loans	42,642	43,585
Premises and equipment	1,715	1,681
Accrued interest receivable	599	660
Goodwill	18,002	17,904
Intangible assets	5,072	5,152
Other assets	19,433	19,839

Subtotal assets of operations	288,560	313,919
Assets of consolidated investment management funds, at fair value:
Trading assets	11,079	10,751
Other assets	530	596

Subtotal assets of consolidated investment management funds, at fair value	11,609	11,347

Total assets	$300,169	$325,266

Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$65,027	$95,335
Interest-bearing deposits in U.S. offices	38,608	41,231
Interest-bearing deposits in Non-U.S. offices	88,827	82,528

Total deposits	192,462	219,094
Federal funds purchased and securities sold under repurchase agreements	8,285	6,267
Trading liabilities	6,636	8,071
Payables to customers and broker-dealers	12,959	12,671
Commercial paper	1,070	10
Other borrowed funds	2,062	2,174
Accrued taxes and other expenses	5,819	6,235
Other liabilities (includes allowance for lending-related commitments of $108 and $103)	5,383	6,525
Long-term debt	20,336	19,933

Subtotal liabilities of operations	255,012	280,980
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	10,290	10,053
Other liabilities	38	32

Subtotal liabilities of consolidated investment management funds, at fair value	10,328	10,085

Total liabilities	265,340	291,065
Temporary equity
Redeemable noncontrolling interests	120	114
Permanent equity
Common stock – par value $0.01 per common share; authorized 3,500,000,000 common shares; issued 1,250,564,475 and 1,249,061,305 common shares	12	12
Additional paid-in capital	23,304	23,185
Retained earnings	13,277	12,812
Accumulated other comprehensive loss, net of tax	(1,229)	(1,627)
Less: Treasury stock of 57,848,021 and 39,386,698 common shares, at cost	(1,364)	(965)

Total The Bank of New York Mellon Corporation shareholders’ equity	34,000	33,417
Non-redeemable noncontrolling interests of consolidated investment management funds	709	670

Total permanent equity	34,709	34,087

Total liabilities, temporary equity and permanent equity	$300,169	$325,266

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Tier 1 common equity to risk-weighted assets excludes trust preferred securities, which will be phased out of Tier 1 regulatory capital beginning in 2013. Unlike the Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio on a basis that is representative of how it currently understands the Basel III rules. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position. Additionally, the presentation of the Basel III Tier 1 common equity ratio allows investors to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net securities gains (losses) and noncontrolling interests related to consolidated investment management funds; and expense measures which exclude restructuring charges, M&I expenses and amortization of intangible assets. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to certain ongoing charges as a result of prior transactions, or where we have incurred charges unrelated to operational initiatives. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared with our current results if M&I expenses are excluded. With regards to the exclusion of net securities gains (losses), BNY Mellon’s primary businesses are Investment Management and Investment Services. The management of these businesses is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. The investment securities portfolio is managed within the Other segment. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. Restructuring charges relate to our operational excellence initiatives and migrating positions to global growth centers. Excluding these charges permits investors to view expense on a basis consistent with how management views the business.

In this Earnings Release, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and business-level basis.

Return on common equity and tangible common equity
(dollars in millions)	1Q12	4Q11	1Q11
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$619	$505	$625
Add: Amortization of intangible assets, net of tax	61	66	68

Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	680	571	693
Less: Net securities gains (losses)	N/A	N/A	3
Add: Restructuring charges	(6)	67	(5)
M&I expenses	12	21	11

Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets, net securities gains (losses), restructuring charges and M&I expenses – Non-GAAP	$686	$659	$696

Average common shareholders’ equity	$33,718	$33,761	$32,827
Less: Average goodwill	17,962	18,044	18,121
Average intangible assets	5,121	5,333	5,664
Add: Deferred tax liability – tax deductible goodwill	972	967	862
Deferred tax liability – non-tax deductible intangible assets	1,428	1,459	1,658

Average tangible common shareholders’ equity – Non-GAAP	$13,035	$12,810	$11,562

Return on common equity – GAAP (a)	7.4%	5.9%	7.7%
Return on common equity excluding amortization of intangible assets, net securities gains (losses), restructuring charges and M&I expenses – Non-GAAP (a)	8.2%	7.7%	8.6%

Return on tangible common equity – Non-GAAP (a)	21.0%	17.7%	24.3%
Return on tangible common equity excluding net securities gains (losses), restructuring charges and M&I expenses – Non-GAAP (a)	21.2%	20.4%	24.4%

(a)	Annualized.

N/A – Not applicable.

Reconciliation of income before income taxes – pre-tax operating margin
(dollars in millions)	1Q12	4Q11	1Q11
Income before income taxes – GAAP	$885	$689	$949
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	11	(28)	44
Add: Amortization of intangible assets	96	106	108
Restructuring charges	(9)	107	(6)
M&I expenses	18	32	17

Income before income taxes excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, restructuring charges and M&I expenses – Non-GAAP	$979	$962	$1,024

Fee and other revenue – GAAP	$2,838	$2,765	$2,838
Income of consolidated investment management funds – GAAP	43	(5)	110
Net interest revenue – GAAP	765	780	698

Total revenue – GAAP	3,646	3,540	3,646
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	11	(28)	44

Total revenue excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,635	$3,568	$3,602

Pre-tax operating margin (a)	24%	19%	26%
Pre-tax operating margin excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, restructuring charges and M&I expenses – Non-GAAP (a)	27%	27%	28%

(a)	Income before taxes divided by total revenue.

Equity to assets and book value per common share	March 31,	Dec. 31,	March 31,
(dollars in millions, unless otherwise noted)	2012	2011	2011
BNY Mellon shareholders’ equity at period end – GAAP	$34,000	$33,417	$33,258
Less: Goodwill	18,002	17,904	18,156
Intangible assets	5,072	5,152	5,617
Add: Deferred tax liability – tax deductible goodwill	972	967	862
Deferred tax liability – non-tax deductible intangible assets	1,428	1,459	1,658

Tangible BNY Mellon shareholders’ equity at period end – Non-GAAP	$13,326	$12,787	$12,005

Total assets at period end – GAAP	$300,169	$325,266	$266,444
Less: Assets of consolidated investment management funds	11,609	11,347	14,699

Subtotal assets of operations – Non-GAAP	288,560	313,919	251,745
Less: Goodwill	18,002	17,904	18,156
Intangible assets	5,072	5,152	5,617
Cash on deposit with the Federal Reserve and other central banks (a)	61,992	90,230	24,613

Tangible total assets of operations at period end – Non-GAAP	$203,494	$200,633	$203,359

BNY Mellon shareholders’ equity to total assets – GAAP	11.3%	10.3%	12.5%
Tangible BNY Mellon shareholders’ equity to tangible assets of operations – Non-GAAP	6.5%	6.4%	5.9%

Period end common shares outstanding (in thousands)	1,192,716	1,209,675	1,241,724

Book value per common share	$28.51	$27.62	$26.78
Tangible book value per common share – Non-GAAP	$11.17	$10.57	$9.67

(a)	Assigned a zero percent risk-weighting by the regulators.

Basel I Tier 1 common equity generation
(dollars in millions)	1Q12	4Q11	1Q11
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$619	$505	$625
Add: Amortization of intangible assets, net of tax	61	66	68

Gross Basel I Tier 1 common equity generated	680	571	693
Less capital deployed:
Dividends	158	159	111
Common stock repurchases	371	69	32
Goodwill and intangible assets related to acquisitions/dispositions	—	(241)	12

Total capital deployed	529	(13)	155
Add: Other	146	(114)	257

Net Basel I Tier 1 common equity generated	$297	$470	$795

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio	March 31,	Dec. 31,	March 31,
(dollars in millions)	2012 (a)	2011	2011
Total Tier 1 capital – Basel I	$15,696	$15,389	$14,402
Less: Trust preferred securities	1,669	1,659	1,686

Total Tier 1 common equity	$14,027	$13,730	$12,716

Total risk-weighted assets – Basel I	$100,785	$102,255	$102,887

Basel I Tier 1 common equity to risk-weighted assets ratio	13.9%	13.4%	12.4%

(a)	Preliminary.

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio on a fully-phased in basis.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a)	March 31,	Dec. 31,	March 31,
(dollars in millions)	2012 (b)	2011	2011
Total Tier 1 capital – Basel I	$15,696	$15,389	$14,402
Less: Trust preferred securities	1,669	1,659	1,686
Adjustments related to available-for-sale securities and pension liabilities included in accumulated other comprehensive income (c)	701	944	729
Adjustments related to equity method investments (c)	571	555	524
Net pension fund assets (c)	100	90	409
Other	(2)	(3)	—

Total estimated Basel III Tier 1 common equity	$12,657	$12,144	$11,054

Total risk-weighted assets – Basel I	$100,785	$102,255	$102,887
Add: Adjustments (d)	65,889	67,813	77,199

Total estimated Basel III risk-weighted assets	$166,674	$170,068	$180,086
Estimated Basel III Tier 1 common equity ratio – Non-GAAP	7.6%	7.1%	6.1%

(a)	Our estimated Basel III Tier 1 common equity ratio – Non-GAAP reflects our current interpretation of the Basel III rules. Our estimated Basel III Tier 1 common equity ratio could change in the near future as the U.S. regulatory agencies implement Basel III or if our businesses change.
(b)	Preliminary.
(c)	Basel III does not add back to capital the adjustment to other comprehensive income that Basel I and Basel II make for pension liabilities and available-for-sale securities. Also, under Basel III, pension assets recorded on the balance sheet and adjustments related to equity method investments are a deduction from capital.
(d)	Primary differences between Basel I and Basel III include: the determination of credit risk under Basel I uses predetermined risk weights and asset classes, while under Basel III includes borrower credit ratings and internal risk models; the treatment of securitizations that fall below investment grade receive a significantly higher risk-weighting under Basel III than Basel I; also, Basel III includes additional adjustments for operational risk, market risk, counterparty credit risk and equity exposures.

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements made regarding our operational excellence initiatives and our ability to return capital to shareholders. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of April 18, 2012 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.